UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 2, 2010

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas Suite 2902
New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

          Underwriting Agreement - Public Offering of Convertible Senior Notes

          On March 2, 2010, Annaly Capital Management, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC as the sole underwriter (the “Underwriter”) to issue and sell $100.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2015 (the “Notes”) in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333- 164783) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission. The Underwriting Agreement is attached hereto as Exhibit 1.1.

          The Notes have the same terms as and form a single series with the 4.00% Convertible Senior Notes due 2015 previously issued by the Company pursuant to an indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association, as trustee, and a supplemental indenture thereto dated as of February 12, 2010 and were issued under the same CUSIP number. Following the completion of the offering, the total aggregate principal amount outstanding of the Company’s 4.00% Convertible Senior Notes due 2015 is $600.0 million.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated March 2, 2010, between the Company and Credit Suisse Securities (USA) LLC.

4.3	Form of 4.00% Convertible Senior Note due 2015 (included in Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on February 12, 2010).

99.1	Opinion of K&L Gates LLP, relating to the validity of the Shares and validity of the Notes.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

By:	/s/ Kathryn Fagan

Name: Kathryn Fagan
Title: Chief Financial Officer

Date: March 5, 2010